UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
☐	Definitive Proxy Statement		Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
SM&A
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On May 9, 2008, Cathy L. McCarthy, President and Chief Executive Officer of SM&A, delivered the following communication to all employees via the Company’s email system.

To All SM&A Employees:
As you are aware, the Annual Meeting of SM&A Stockholders will be held on Friday, May 23rd. Due to the contested nature of this year’s Proxy, we have been restricted in the types of communications that we can have with our employees until the conclusion of the Stockholders’ meeting. I apologize for this disruption and we will get back to our regular communication forums by the end of the month.
We would like to remind all Stockholder employees to cast your vote using your WHITE Proxy Card anytime prior to the meeting, preferably as soon as possible. Please visit our website SMAWins.com to see our most recent Stockholder communications regarding the Stockholders meeting. You probably have also received several gold proxy cards in the mail from the other side; we encourage you to ignore those cards and not to vote on them. If you have already returned a gold proxy card, only your latest dated proxy counts - please vote on the WHITE card today.
For those Stockholders away from home or if you do not have access to your Proxy materials, please contact:
MacKenzie Partners, Inc.
Toll Free — (800) 322-2885
MacKenzie Partners will be able to answer questions or assist you with voting your shares. Your vote is extremely important regardless of the number of shares you own!
Thank you for your continued focus on providing exceptional service to our clients during this process. You are a remarkable group of people and I am honored to be part of this team.
Cathy

About SM&A
SM&A is the world’s foremost management consulting firm providing leadership and mentoring solutions to PLAN for business capture, WIN competitive procurements and profitably PERFORM on the projects and programs won. Our proven processes, people and tools have delivered significant top-line and bottom-line growth across markets, products and services. From the largest aerospace and defense contractors, through the major software providers, to healthcare and financial/audit service providers, SM&A is the partner many companies turn to WHEN THEY MUST WIN.
All stockholders of SM&A are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by SM&A for use at the 2008 annual meeting of stockholders of SM&A. They contain important information regarding the election of directors and other matters. The definitive proxy statement and form of proxy have been mailed to stockholders of record of SM&A along with other relevant documents. They are available at no charge on the SEC’s website at http://www.sec.gov. In addition, SM&A will provide copies of the definitive proxy statement without charge upon request.
Some statements made in this news release refer to future actions, strategies, or results that involve a number of risks and uncertainties. Any number of factors could cause actual results to differ materially from expectations, including a shift in demand for SM&A’s Competition Management and Program services; fluctuations in the size, timing, and duration of client engagements; delays, cancellations, or shifts in emphasis for competitive procurement activities; declines in future defense, information technology, homeland security, new systems, and research and development expenditures, in the industries that we service, and other risk factors listed in SM&A’s SEC reports, including the report on Form 10-K for the year ended December 31, 2007. Actual results may differ materially from those expressed or implied. The company does not undertake any duty to update forward-looking statements.